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                             [PROSPERITY BANK LOGO]


             Prosperity Bancshares, Inc.(SM) Completes Merger With
                          Paradigm Bancorporation, Inc.

              Prosperity Bank(SM) Expands Presence in Houston Area

    HOUSTON, Sept. 3 /PRNewswire-FirstCall/ --
Prosperity Bancshares, Inc.(SM), (Nasdaq: PRSP) the parent company of Prosperity Bank(SM), has completed their previously announced merger whereby Paradigm Bancorporation, Inc. was merged with and into Prosperity Bancshares, Inc. and Paradigm's bank subsidiary, Paradigm Bank Texas, was merged with and into Prosperity's bank subsidiary, Prosperity Bank(SM). All current Paradigm Bank Texas locations will operate as banking centers of Prosperity Bank(SM).

     In connection with the merger, Prosperity issued approximately 2,580,649 shares of its common stock for all outstanding shares of Paradigm, and converted all outstanding options to acquire Paradigm common stock into options to acquire 34,662 shares of Prosperity common stock. Based on the closing price of Prosperity's stock on Friday, August 30, 2002 of $19.06 per share, the transaction valued Paradigm at $49.2 million.

    The result of this combination is a bank holding company with forty (40) banking locations in fifteen (15) counties, including the Greater Houston Metropolitan Area, with over $1.6 billion in assets, over $1.4 billion in deposits, approximately $650 million in loans, approximately $138 million in shareholders' equity, and servicing over 100,000 deposit and loan accounts.

    Charles J. Howard M.D. and William H. Fagan M.D. have joined Prosperity's Board of Directors. Peter E. Fisher and Leah Huffmeister-Henderson have both joined the Board of Directors of Prosperity Bank(SM). In addition, Peter Fisher has become Vice Chairman of the Board of Prosperity Bank(SM).

    Charles J. Howard, M.D. has served as Chairman of Paradigm Bancorporation since its inception in 1996 and was a founding director of Paradigm Bank Texas. He has been a director of the Vail Valley (Colorado) Medical Center since 1985 and served as chairman from 1992 thru 1996. Dr. Howard retired from the general practice of medicine in 1983. He is a licensed airline transport pilot and is an active investor in numerous aviation-related businesses, including the only fixed base operation in Aspen, Colorado. He was a founding member of the Northwest Medical Center-Hospital, the Cypress-Fairbanks Medical Center-Hospital, and the Northeast Medical Center.


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    William H. Fagan, M.D. began his banking experience in 1965 when he joined the board of directors of Channelview State Bank, which later became Prime Bank. He served on the board until 1980, when he resigned to become an organizing director of Paradigm Bank Texas. Dr. Fagan became chairman of Paradigm Bank Texas in 1996. Dr. Fagan retired from the active practice of medicine in 1987. He was a founding member of the Houston Northwest Medical Center-Hospital, the Northeast Medical Center, and the Cypress-Fairbanks Medical Center-Hospital. He served as Chairman of the Board of both the Northwest Medical Center and the Cypress-Fairbanks Medical Center.

    Leah Huffmeister-Henderson has been a director of Paradigm Bancorporation and Paradigm Bank Texas since 1997. She is Senior Vice President of sales and business development for PULSE EFT Association in Houston where she has been employed for more than eleven years. Ms. Huffmeister-Henderson received her bachelor of business administration from Stephen F. Austin State University.

    Peter E. Fisher joined Paradigm Bancorporation as president in 1997 and became chief executive officer in 1999. With the consolidation of Paradigm Bank Texas and Dayton State Bank, Mr. Fisher became president and chief executive officer of Paradigm Bank Texas in December of 2000. Prior to joining Paradigm, Mr. Fisher was president of Charter Bank Houston until it was sold to Bank of America. He then became executive vice president of American Bank where he also served on their board. Mr. Fisher is a licensed attorney in both Texas and Illinois. He is active in numerous charitable organizations and sits on the board of trustees of both the Gulf Coast Regional Blood Center and the Houston Community College Foundation.

    In connection with the merger, Prosperity Bank(SM) added the following officers to its senior management team. Peter Fisher, Vice Chairman of the Board of Directors; Jay Porter, President -- North Houston Banking Centers; J. R. "Bob" Jamison, Chairman -- Dayton Banking Center; Bill Sewell, President -- East Houston Banking Centers; Jeanna Allen, President -- Mont Belvieu Banking Center; Marx Edwards, President -- Aldine Banking Center; Todd Gaudin, President -- Copperfield Banking Center; Rhonda George, President -- Winnie Banking Center; Cindy Harris, President -- Gladebrook Banking Center; John Meinke, President -- Woodcreek Banking Center; Roger "Bo" Quiroga, President -- Galveston Banking Center; Brenda Williams, President -- Magnolia Banking Center; Lynn Fowler, Executive Vice President; Kris Rogge, Executive Vice President; Brad Fagan, Executive Vice President; Angel Amos, Vice President; Theresa Beene, Vice President; Charles Fator, Vice President; Rhonda Hamm, Vice President; and Jamey Landrove, Vice President. Other new Prosperity Bank(SM) officers include Dennis Kile, Assistant Vice President; Susana Rebollar, Assistant Vice President; Lee Ashworth, Banking Center Officer; Joy Bell, Banking Center Officer; Bessie Conn, Banking Center Officer; Lucy Dillard, Banking Center Officer and Lobby Manager -- Aldine Banking Center; Brenda Escalon, Banking Center Officer and Lobby Manager -- Woodcreek Banking Center; Robin Favara, Banking Center Officer; Jessica Fisher-Gibbs, Banking Center Officer and Lobby Manager -- Copperfield Banking Center; Maria Flores, Banking Center Officer and Lobby Manager -- Dayton Banking Center; Tina McGriff, Banking Center Officer and Lobby Manager -- Mont Belvieu Banking Center; Annette Mitchell, Banking Center Officer; Sherry Morgan, Banking Center Officer and Lobby Manager -- Gladebrook Banking Center; Bonnie Shoemaker, Banking Center Officer and Lobby Manager -- Winnie Banking Center; Cindy Willingham, Banking Center Officer; and Benita Wurz, Banking Center Officer.

    "We are very pleased to have this management team join our organization," remarked David Zalman, Chairman of the Board and Chief Executive Officer of Prosperity Bank(SM). "The years of banking experience represented by this group of officers will be an asset for our bank and will allow us to continue to grow our customer base in the Houston area."

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    "The integration of our new locations into our operations is progressing on schedule. We anticipate completing the data processing conversion along with the installation of new signage in early October," added H. E. "Tim" Timanus, Jr., President and Chief Operating Officer of Prosperity Bank(SM)

    Paradigm Bank Texas reported total assets of $249.4 million, total deposits of $220.0 million and total loans of $175.3 million on June 30, 2002.

    "Our customers will continue to enjoy the same type of people to people banking they have enjoyed with Paradigm Bank Texas," said Peter Fisher. "Our entire team of bankers are excited to be joining forces with a bank that does a lot more than just talk about customer service. We are committed to the communities we serve and with forty full service banking centers, our customers will be able to take advantage of our expanding presence in Houston."

    Prosperity Bancshares, Inc.(SM), formed in 1983, is a $1.650 billion bank holding company headquartered in Houston, Texas. Operating under a community banking philosophy, Prosperity seeks to develop broad customer relationships based on service and convenience. Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of consumers and small and medium sized businesses. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at http://www.prosperitybanktx.com, Trust and Investment Services, MasterMoney Debit Cards, and 24 hour voice response banking. The bank currently operates thirty-two (32) full service banking locations in fourteen
(14) contiguous counties including the Greater Houston Metropolitan Area. (Angleton, Bay City, Beeville, Clear Lake, Cleveland, Cuero, Cypress, East Bernard, Edna, El Campo, Fairfield, Goliad, Hitchcock, Houston -- Bellaire, Houston -- CityWest, Houston -- Downtown, Houston -- Highway 6, Houston -- Medical Center, Houston -- Memorial, Houston -- Post Oak, Houston -- River Oaks, Houston -- Tanglewood, Houston -- Waugh Drive, Liberty, Magnolia, Mathis, Needville, Palacios, Sweeny, Victoria, West Columbia, and Wharton.)

     "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts contain forward-looking information with respect to plans, projections or future performance of Prosperity Bancshares, Inc.(SM) and its subsidiaries. Forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, may have been made in this document. Prosperity's results may differ materially from those in the forward-looking statements for a variety of reasons, including actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate fluctuations; and weather. These factors are more fully described in Prosperity Bancshares, Inc.'s filings with the Securities and Exchange Commission.

     Copies of Prosperity Bancshares, Inc.'s(SM) SEC filings may be downloaded from the Internet at no charge from FreeEDGAR, a real-time access to SEC filings site located at http://www.freeedgar.com.


SOURCE  Prosperity Bancshares, Inc.
    -0-                             09/03/2002
/CONTACT: Dan Rollins, Senior Vice President of Prosperity Bancshares, Inc., +1-713.693.9300, or danrollins@prosperitybanktx.com/
/Web site: http://www.prosperitybanktx.com/
(PRSP)